ARROW-MAGNOLIA INTERNATIONAL, INC.

                           1998 STOCK BONUS PLAN

     Arrow-Magnolia International, Inc., a Texas corporation (the
"Company"), hereby adopts this 1998 Stock Bonus Plan upon the following terms:

     1.   Purposes.

     The purposes of this 1998 Stock Bonus Plan (the "Plan") are to: (1) better align the interests of key employees, independent contractors and advisers and consultants of the Company with the Company, its Subsidiaries and shareholders by reinforcing the relationship between their rewards and shareholder gains; (2) provide key employees, independent contractors and advisers and consultants of the Company with an equity ownership in the Company that will rise and fall with Company performance, as reflected in shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive for key employees, independent contracts and advisers and consultants of the Company to continue their services to the Company. By constituting such persons owners of shares of the Company's Common Stock, the Company seeks to motivate, retain, and attract those highly competent individuals upon whose judgment, initiative, leadership, and diligent efforts the success of the Company in large measure depends.

     2.   Definitions.

     (a)  "Company" shall mean Arrow-Magnolia International, Inc.

     (b) "Subsidiary" or "Subsidiaries" shall mean any corporation, partnership, joint venture, limited partnership, limited liability company or other entity of which the Company owns, directly or indirectly, interests having a majority of the ordinary voting power for the election of directors or persons performing substantially equivalent functions.

     (c) "Board" shall mean the Board of Directors of the Company.

     (d) "Bonus Shares" shall mean shares of Common Stock of the Company reserved pursuant to Section 3 hereof and any such shares issued to a Recipient pursuant to this Plan.

     (e) "Committee" shall mean a committee appointed from time to time by the Board having authority to approve awards of Bonus Shares and consisting of two or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934).
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     (f)  "Common Stock" shall mean the Company's Common Stock, par value $0.10 per share, or, in the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

     (g)  "Plan" shall mean this 1998 Stock Bonus Plan.

     (h) "Recipient" shall mean an employee, independent contractor, adviser or consultant of the Company or a Subsidiary to whom Bonus Shares are awarded pursuant to this Plan, or his designated beneficiary, surviving spouse, estate, or legal representative, but for the purposes hereof any beneficiary, spouse, estate or legal representative shall be considered as one person with the Recipient.

     3.   Bonus Share Reserve.

     There shall be established a Bonus Share Reserve to which shall be credited 100,000 shares of the Company's Common Stock. In the event that the shares of Common Stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other similar change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share Reserve shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. Upon the award of shares hereunder, this Reserve shall be reduced by the number of shares so awarded, and upon the failure to make the required payment on the issuance of any Bonus Shares pursuant to Section 6 hereof, the Reserve shall be increased by such number of shares, and such Bonus Shares may again be the subject of awards hereunder. Distributions of Bonus Shares may, as the Board shall in its sole discretion determine, be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Bonus Shares in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

     4.   Eligibility and Making of Awards.

     Any officer, key employee, independent contractor or adviser or consultant who provides services to the Company or its Subsidiaries shall be eligible to participate in the Plan; provided, however, that no member of the Committee shall be eligible to participate. The Committee may award Bonus Shares to any eligible person in accordance with such determinations as the Committee from time to time in its sole discretion shall make.
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     A person who has received options to purchase stock under
any stock option plan of the Company or a Subsidiary may exercise the same in accordance with their terms, and will not by reason thereof by ineligible to receive Bonus Shares under this Plan.

     The aggregate number of Bonus Shares which may be awarded pursuant to this Plan shall not exceed the amount available therefor in the Bonus Share Reserve.

     5.   Form of Awards.

     Each award of Bonus Shares shall specify the number of shares of Common Stock subject thereto, subject to the provisions of Section 4 hereof. At the time of making any award the Board shall advise the Recipient and the Company thereof by delivery of written notice in the form of Exhibit A hereto annexed.

     Concurrently with making payment of the par value of Bonus Shares pursuant to Section 6, the Recipient shall deliver to the Company, in duplicate, an agreement in writing (a "Stock Purchase Agreement"), signed by him, in form and substance as set forth in Exhibit B hereto annexed, and the Company shall forthwith acknowledge its receipt thereof. The date of such delivery and receipt shall be deemed the "date of issuance" of the Bonus Shares to which the same relate, as that phrase is used in this Plan. The failure to make such payment and delivery within 30 days from the date of award shall terminate the award of such shares to the Recipient.

     Each award granted hereunder must be granted within ten (10) years from the effective date of the Plan and shall be evidenced by minutes of a meeting or the written consent of the Committee.

     No rights of the Recipient hereunder shall be transferable other than by will or the laws of descent and distribution, and such rights shall be exercisable during the Recipient's lifetime only by him.

     6.   Payment Required of Recipients.

     Within 30 days from the date of award, the Recipient shall, if he desires to accept the award, pay to the Company an amount equal to the par value of the Bonus Shares so awarded, in cash or by certified or bank cashier's check or money order at the office of its Treasurer.
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     7.   Administration; Finality of Determinations.

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from among eligible employees those to whom and the time or times at which Bonus Shares may be awarded and the number of shares of Common Stock to be so awarded. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Purchase Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

     The Company shall supply full and timely information to the Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Committee shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

     Any determination by the Committee (except insofar as it shall make recommendations only) in carrying out, administering or construing this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.

     8.   Limitations.

     No person shall at any time have any right to receive an award of Bonus Shares hereunder and no person shall have authority to enter into an agreement for the making of an award or to make any representation or warranty with respect thereto.

     Recipients of awards of Bonus Shares shall have no rights in respect thereof except as set forth in the Plan. Such rights may not be assigned or transferred except by will or by the laws of descent and distribution. Before issuance of Bonus Shares, no such shares shall be earmarked for the Recipients' accounts nor shall they have any rights as shareholders with respect to such shares.

     Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.
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     9.   Amendment, Suspension or Termination of the Plan in
Whole or in Part.

     The Board may amend, suspend or terminate the Plan in whole or in part at any time; provided that such amendment shall not affect adversely rights or obligations with respect to awards theretofore made; and provided further, that no modification of the Plan by the Board without approval of the shareholders shall
(i) increase the maximum number of Bonus Shares reserved pursuant to Section 3; (ii) change the provisions of Section 4 with respect to the aggregate number of Bonus Shares which may be allocated under the Plan; (iii) modify the purchase price of Bonus Shares hereunder; (iv) withdraw the administration of the Plan from the Committee; or (v) render any member of the Committee eligible to receive an award of Bonus Shares at any time while he is serving on the Committee.

     10.  Expenses of Administration.

     All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

     11.  Withholding Taxes.

     Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares sufficient to satisfy the withholding tax requirements or may withhold the required amounts from the compensation otherwise receivable by a Recipient from the Company or its Subsidiaries. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     12.  Miscellaneous.

     (a) Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient only if in writing and either actually delivered or sent postage prepaid by registered or certified mail, return receipt requested, in the case of Recipient to his last place of residence as shown on the records of the Company, or in the case of the Company to 2646 Rodney Lane, Dallas, Texas 75229; Attn: Morris Shwiff, or at such other address as the Company may designate in writing. Such notice shall be deemed to be received when actually received or when the receipt for such certified or registered mail is executed.

     (b) Other compensation plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary.

     (c) Term. Unless terminated at an earlier date by written agreement of the parties hereto, this Agreement shall terminate ten (10) years from the date first appearing above.

     (d) Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally, but only in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     (e) Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

     (f) Singular, plural; gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     (g) Headings, etc., no part of plan. Headings of Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

     (h) Choice of Law. This Agreement shall be subject to an governed by the laws of the State of Texas.

     (i) Jurisdiction. The parties hereto irrevocably submit to the jurisdiction of the State and federal courts of the State of Texas with respect to any legal proceedings in connection with this Agreement.

     Dated:  February 20, 1998.

                              ARROW-MAGNOLIA INTERNATIONAL, INC.



                              By /s/ Morris Shwiff
                                 Morris Shwiff, President

PAGE
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                                 EXHIBIT A

                    ARROW-MAGNOLIA INTERNATIONAL, INC.

                           1998 Stock Bonus Plan




To:                , Recipient and
     Arrow-Magnolia International, Inc., attn: Treasurer

     Please be advised that the Compensation Committee of the Board of Directors of Arrow-Magnolia International, Inc. has on the date hereof awarded to the Recipient above named an aggregate
of                     Bonus Shares under and pursuant to the
1998 Stock Bonus Plan.  In order for these shares to be issued,
the Recipient is required to make payment of $         and
deliver to the Treasurer of the Company an agreement in duplicate, in the form as Exhibit B hereto, within thirty (30) days from the date hereof.




                              For the Compensation Committee



Date:

PAGE

                                 EXHIBIT B




Arrow-Magnolia International, Inc.
2646 Rodney Lane
Dallas, Texas 75229
Attn:  Treasurer

Gentlemen:

     Delivered herewith is the sum of $               , the same
being equal to the par value of                  Bonus Shares
awarded to and purchased by me pursuant to the Company's 1998
Stock Bonus Plan.

My address of record is:



and my Social Security Number is:


                              Very truly yours,








Receipt of the above, together
with the payment referred to,
is hereby acknowledged.

ARROW-MAGNOLIA INTERNATIONAL, INC.



By
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